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                                                                    Exhibit 10.1

                               As of June 30, 1997




GT Interactive Software Corp.
16 East 40th Street
New York, New York 10016
Attention:  Chief Financial Officer


Ladies and Gentlemen:

                  Reference is made to that certain Credit Agreement (the "Credit Agreement") dated as of January 21, 1997 among GT Interactive Software Corp., Republic National Bank of New York, individually and as agent, and The First National Bank of Chicago as successor in interest to NBD Bank. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Credit Agreement.

1. By signing this Letter Agreement, European American Bank and First Union National Bank (collectively, the "New Banks") shall become signatories to the Credit Agreement and a "Bank" for all purposes of the Credit Agreement as of the First Amendment Effective Date (as defined in Section 6 hereof) with (a) the Commitment set forth opposite the name of such New Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.07 of the Credit Agreement, and (b) the address, facsimile number or telex number set forth on the signature pages hereof.

2.                The parties hereto agree that the Credit Agreement is
         modified by:

         (a) inserting immediately after the definition of "Borrowing" contained in Section 1.01 of the Credit Agreement a definition of "Borrowing Base" reading in its entirety as follows:

                  "'BORROWING BASE' means the lesser of (a) the aggregate amount of Commitments of the Banks or (b) 50% of Consolidated Accounts Receivable.";

         (b) inserting immediately after the definition of "Commitments" contained in Section 1.01 of the Credit Agreement a definition of "Consolidated Accounts
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                  Receivable" reading in its entirety as follows:

                  "'CONSOLIDATED ACCOUNTS RECEIVABLE' means at any date the total accounts receivable of the Borrower and its Consolidated Subsidiaries for goods sold in the ordinary course of their respective businesses to third parties that are not Subsidiaries of the Borrower, determined on a consolidated basis as of such date.";

         (c)      restating the definition of "Financing Documents" contained in
                  Section 1.01 of the Credit Agreement to read in its entirety as follows:

                  "'FINANCING DOCUMENTS' means this Agreement, the Notes and the Security Agreements.";

         (d) inserting immediately after the definition of "Sale-Leaseback Transaction" contained in Section 1.01 of the Credit Agreement a definition of "Security Agreements" reading as follows:

                  "'SECURITY AGREEMENTS' means, collectively, the Security Agreement between each of the Borrower, Humongous Entertainment, Inc., WizardWorks Group, Inc., Formgen Inc., GT Interactive Software Germany GmbH, Renegade Interactive France S.A., G.T. Interactive Software (Europe) Limited and One Stop Direct Limited, and the Agent, respectively, for the benefit of the Banks, as at any time amended, pursuant to which the Borrower and each such Subsidiary granted the Agent a security interest in its accounts receivables and related collateral as described therein to secure the obligations of the Borrower hereunder and under the Notes as described therein.";

         (e) inserting immediately before the period at the end of the first sentence of Section 2.01 of the Credit Agreement a proviso reading in its entirety as follows:

                  "; and the aggregate principal amount of the Loans plus the Standby Letter of Credit Liabilities at any time outstanding shall not exceed the Borrowing Base.";

         (f) adding new subsections (c) and (d) to Section 2.10 of the Credit Agreement reading in their entireties as follows:

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                  "(c) If at any time the aggregate principal amount of all
                  Loans and Standby Letter of Credit Liabilities outstanding hereunder shall exceed the Borrowing Base, the Borrower shall promptly prepay the portion of the aggregate principal amount of the Loans then outstanding, if any, equal to such excess at such time.";

                  (g) deleting the reference to "$15,000,000" in Section 2.13(b) of the Credit Agreement and by substituting "$35,000,000 (of which Standby Letter of Credit Liabilities shall not exceed $10,000,000)" therefor and by inserting immediately before the period at the end of such sentence the following:

                  "provided further that after each Letter of Credit is issued, the aggregate amount of the Standby Letters of Credit Liabilities plus the aggregate outstanding amount of all Loans shall not exceed the Borrowing Base";


                  (h) inserting immediately after reference to "(c)" in Section 3.02(c) of the Credit Agreement the following:

                  "The Agent shall have received the most recent Receivables Statement deliverable pursuant to Section 5.01(l) and other information necessary to permit the computation of the Borrowing Base and";

                  (i) inserting before the semicolon in Section 3.02(c) of the Credit Agreement the following:

                  "and the sum of the aggregate outstanding principal amount of the Loans and the aggregate principal amount of the Standby Letter of Credit Liabilities shall not exceed the Borrowing Base";

                  (j) deleting reference to "and" at the end of Section 5.01(j) of the Credit Agreement, deleting the reference to "." at the end of Section 5.01(k) of the Credit Agreement and by substituting "; and" therefor and by adding a new clause (l) to Section 5.01 reading in its entirety as follows:

                  "(l) Before the 25th day of each month Borrower shall deliver to the Agent a statement (a 'Receivables Statement'), in the form attached hereto as Exhibit C, certified by a duly authorized officer of the Borrower and setting forth, on a consolidating basis,

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                  the (i) Consolidated Accounts Receivable of the Borrower and
                  (ii) the sales made in the prior month of the Borrower and each Consolidated Subsidiary, as at and as of the last Domestic Business Day of the prior month, which Receivables Statement shall set forth the age of each account receivable and the respective owner thereof.";

                  (k) deleting the reference to "and" at the end of Section 5.09
(l) of the Credit Agreement, by deleting reference to "1,000,000" contained in
Section 5.09(m) of the Credit Agreement and by substituting "$2,000,000" therefor, by deleting the "." at the end of Section 5.09(m) of the Credit Agreement and by substituting "; and" therefor and by adding a new subsection
(n) to Section 5.09 of the Credit Agreement reading in its entirety as follows:

                  "(n) Liens under the Security Agreements in favor of the Agent for the benefit of the Banks.";

                  (l) restating Sections 5.11 and 5.12 of the Credit Agreement to read in their entireties as follows:

                  "SECTION 5.11. Minimum Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth as at December 31, 1996 to be less than $106,500,000, as at June 30, 1997 to be less than $106,500,000 plus 25% of Consolidated Net Income for the six-month period ending on June 30, 1997, as at December 31, 1997 to be less than $106,500,000 plus 25% of Consolidated Net Income for the 12-month period ending on December 31, 1997, as at June 30, 1998 to be less than such December 31, 1997 required minimum amount plus 25% of Consolidated Net Income for the six-month period ending on June 30, 1998 and as at December 31, 1998 such December 31, 1997 required minimum amount plus 25% of the Consolidated Net Income for the 12-month period ending on December 31, 1998.

                  "SECTION 5.12. Debt: Tangible Net Worth. The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at the end of (a) any fiscal quarter in 1997 (other than its first fiscal quarter) to exceed 2.3 to 1.0 and (b) any fiscal quarter in 1998 to

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                  exceed 2.0 to 1.0.";

                  (m) restating Sections 5.14 and 5.15 of the Credit Agreement to read in their entireties as follows:

                  "SECTION 5.14. Working Capital. The Borrower will not permit Consolidated Working Capital (which term for the purpose of this Section 5.14 shall be computed on a basis which excludes the current portion of all outstanding Loans from Consolidated Current Liabilities) at June 30, 1997 to be less than $5,000,000, at September 30, 1997 to be less than $25,000,000, at December 31, 1997 to be less than $50,000,000, at March 31, 1998 to be less than $15,000,000, at June 30, 1998 to be less than $10,000,000, at September 30, 1998 to be less than $25,000,000, and at December 31, 1998 to be less than $50,000,000.

                  "SECTION 5.15. Current Ratio. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities (which term, Consolidated Current Liabilities, for the purposes of the computation of such ratio in clause (a) below, shall exclude the current portion of all outstanding Loans and which term, for the purposes of the computation of such ratio in clause (b) below, shall include the amount of all outstanding Loans and Standby Letter of Credit Liabilities) (a) as at June 30, 1997 to be less than 1.0 to 1.0, as at September 30, 1997 and as at December 31, 1997 to be less than 1.1 to 1.0, as at March 31, 1998 and June 30, 1998 to be less than 1.05 to 1.0, as at September 30, 1998 and as at December 31, 1998 to be less than 1.1 to 1.0 and (b) as at December 31, 1997 and as at December 31, 1998 to be less than 1.0 to 1.0.";

                  (n) restating Section 5.17 of the Credit Agreement to read in its entirety as follows:

                  "SECTION 5.17. Minimum Net Income. The Borrower will not permit its Consolidated Net Income (which term for the purposes of this Section shall be increased by the amount of any deductions received by the Borrower and/or its Subsidiaries which arise from the

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                  acquisition of research and development and all other
                  intangibles) for its fiscal years ending December 31, 1997 and December 31, 1998 to be less than $25,000,000, and will not permit its Consolidated Net Income for any two consecutive quarters (whether or not in the same fiscal year) to be less than $5,000,000.";

                  (o) inserting "except under the Security Agreements or" immediately after the penultimate reference to "Affiliate" contained in Section
5.19 of the Credit Agreement;

                  (p) restating Sections 7.01 through 7.09 of the Credit Agreement to read in their entireties as follows:

                  "SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Agreements as are delegated to the Agent by the terms hereof or thereof together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. RNB shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and RNB and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder and under the Security Agreements are only those expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default hereunder, except as expressly provided in Article 6, or with respect to any Event of Default under any of the Security Agreements.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected

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                  by it and shall not be liable for any action taken or omitted to be taken by it hereunder or under the Security Agreements in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it as Agent in connection herewith or the Security Agreements (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the Security Agreements or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower hereunder or of the Borrower or any Subsidiary under the Security Agreement to which it is a party; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the Security Agreements or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability hereunder or under the Security Agreements by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements incurred by such indemnitees in

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                  any action; suit or proceeding between such indemnitees and such indemnifying Bank or between such indemnitees and any third party or otherwise), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or the Security Agreements or any action taken or omitted by such indemnitees hereunder or thereunder.


                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or the Security Agreements.

                  SECTION 7.08. Successor Agent. The Agent may resign as agent hereunder or under the Security Agreements at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent reasonably acceptable to Borrower, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder or under the Security Agreements by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and

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                  duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and thereunder. After any retiring Agent's resignation hereunder or under the Security Agreements as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.";

                  (q) deleting "or" at the end of Section 9.05(iii) of the Credit Agreement and by deleting the "." at the end of Section 9.05(iv) of the Credit Agreement and by substituting the following therefor:

                  "or (v) release any security interest created under the Security Agreements.";

                  (r) adding a new Section 9.13 to the Credit Agreement reading in its entirety as follows:

                  "SECTION 9.13. Further Actions. Although the Agent may not initially have a perfected security interest pursuant to the Security Agreements in and to accounts receivable of any Subsidiary of the Borrower organized in a jurisdiction outside of the United States of America (a "Foreign Subsidiary"), upon the request of the Agent (which request the Agent shall make upon the written demand of the Required Banks), the Borrower shall, and shall cause each of the Foreign Subsidiaries to, at its sole cost and expense, make execute, endorse, acknowledge, file or refile and/or deliver to the Agent from time to time such lists, descriptions and designations of the collateral covered by the Security Agreement to which such Foreign Subsidiary is a party, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the collateral covered by such Security Agreement and other

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                  property or rights covered by the security interest thereby granted, which the Agent deems appropriate or advisable to exercise and enforce its rights and remedies thereunder with respect to any collateral subject thereto and to perfect, preserve or protect the security interest in the collateral created and granted by such Security Agreement, including such opinion of counsel of such Foreign Subsidiary regarding such matters as the Agent may request (at the sole cost and expense of the Borrower)."; and

                  (s) deleting the reference to "$25,000,000" contained on the signature page of the Credit Agreement opposite the name of RNB and substituting "$22,500,000" therefor; and

                  (t) adding Exhibit C hereto as Exhibit C to the Credit Agreement.

3. The Borrower shall pay to the Agent, for the account of the New Banks, ratably in proportion to their Commitments, on the First Amendment Effective Date, a non-refundable facility fee in an amount equal to 1/4 of 1% of the aggregate amount of the Commitments of the New Banks. There will be no adjustment in respect of facility fees heretofore paid.

         (a) The New Banks shall participate in fees payable under Sections 2.06(a), (b) and (d) of the Credit Agreement from and after the First Amendment Effective Date.

         (b) The Borrower shall pay to the Agent on the First Amendment Effective Date a completion fee in accordance with a letter agreement between the Borrower and the Agent.

4. Except as modified hereby, the Credit Agreement remains unmodified and in full force and effect.

5. In addition to its obligations under the Credit Agreement the Borrower agrees to pay all reasonable out-of-pocket expenses of the Banks and the Agent, including the reasonable fees and disbursements of Kronish, Lieb, Weiner & Hellman, LLP, special counsel to the Banks and the Agent, in connection with the preparation of this letter agreement, the Security Agreements, the UCC Financing Statements and the filing thereof and any additional legal fees of such firm or any foreign counsel to the Agent in connection with matters referred to in Section
         9.13 to the Credit Agreement, as herein amended.

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6.       This letter agreement shall become effective (the "First Amendment
         Effective Date") upon the execution and delivery to the Agent by the Borrower of a copy of this letter agreement, countersigned by the Borrower as indicated below, the Security Agreements, the Notes payable to each New Bank dated the First Amendment Effective Date and an opinion of Messrs. Kramer, Levin, Naftalis & Frankel, counsel to the Borrower and its Subsidiaries and local counsel satisfactory to the Agent, dated the First Amendment Effective Date in form and substance satisfactory to the Agent.

7. On the First Amendment Effective Date, (a) the Borrower shall be deemed to have prepaid the Loans made by the Banks (other than the New Banks), without any prepayment penalty or premium or cost under Section 2.11 of the Credit Agreement, and the New Banks shall be deemed to have made Loans, in such amount that after giving effect to such deemed transactions the Loans by the Banks shall be proportionate to their Commitments and (b) the Banks (other than the New Banks) shall be deemed, without further action by any party hereto, to have sold to the New Banks, and the New Banks shall be deemed, without further action by any party hereto, to have purchased from the Banks (other than the New Banks), a participation in the Letters of Credit and the related Letter of Credit Liabilities in such amount that after giving effect to such deemed transactions the participations of the Banks in such Letters of Credit and the related Letter of Credit Liabilities shall be proportionate to their Commitments.

8. This letter agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

9. This letter agreement shall be governed in all respects by the laws of the State of New York.

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                                       REPUBLIC NATIONAL BANK OF NEW YORK
                                       as a Lender and as Issuing Bank


                                       By: /s/ Estelle Dichazi
                                          -------------------------------------
                                       Name:  Estelle Dichazi
                                              Title:  Senior Vice President



                                       THE FIRST NATIONAL BANK OF CHICAGO
                                       (as successor in interest to NBD BANK)
                                       as Authorized Agent


                                       By: /s/ Robert E. O'Connell
                                          -------------------------------------
                                       Name:  Robert E. O'Connell
                                              Title:  Vice President



                                       REPUBLIC NATIONAL BANK OF NEW YORK, as
                                           Agent



                                       By: /s/ Estelle Dichazi
                                          -------------------------------------
                                       Name:  Estelle Dichazi
                                              Title: Senior Vice President

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$15,000,000                            FIRST UNION NATIONAL BANK


                                       By: /s/ David Ring
                                          -------------------------------------
                                          Name:  David Ring
                                          Title: Vice President

                                          Domestic Lending Office:
                                          50 Main Street
                                          11th Floor
                                          White Plains, New York 10606
                                          Attention: Middle Market Lending
                                          Attn: David Ring, Vice President
                                          Facsimile: (914) 286-5001

                                          EuroDollar Lending Office
                                          London, England


$12,500,000                            EUROPEAN AMERICAN BANK


                                       By: /s/ Peter J. McGovern
                                          ----------------------------------
                                          Name:   Peter J. McGovern
                                          Title: Vice President

                                          Domestic Lending Office:
                                          335 Madison Avenue
                                          New York, New York 10017
                                          Attention: NYC Corporate Division
                                          Attn: Peter J. McGovern, Vice
                                                       President
                                          Facsimile:  (212) 503-2667




ACCEPTED AND AGREED TO:

GT INTERACTIVE SOFTWARE CORP.




BY: /s/ Andrew Gregor
   -------------------------------------
         Name:  Andrew Gregor
         Title: Chief Financial Officer